                                                 Registration No. 333-[________]

    As filed with the Securities and Exchange Commission on November 27, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                               ------------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                              OshKosh B'Gosh, Inc.

             (Exact name of registrant as specified in its charter)

                DELAWARE                                   39-0519915
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

                                112 Otter Avenue
                            Oshkosh, Wisconsin 54901
               (Address of Principal Executive Offices) (ZIP Code)

                               ------------------

        OshKosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan,
                                   AS AMENDED
                            (Full title of the plan)

                               -------------------

                               DAVID L. OMACHINSKI
                     Vice President, Finance, Treasurer and
                             Chief Financial Officer
                              Oshkosh B'Gosh, Inc.
                                112 Otter Avenue
                            Oshkosh, Wisconsin 54901
                     (Name and address of agent for service)

                                 (920) 231-8800
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             STEVEN R. DUBACK, ESQ.
                                 Quarles & Brady
                            411 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202

                               -------------------


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                         CALCULATION OF REGISTRATION FEE



                                                                           PROPOSED
                                                        PROPOSED            MAXIMUM
  TITLE OF SECURITIES                                    MAXIMUM           AGGREGATE               AMOUNT OF
         TO BE                   AMOUNT TO BE        OFFERING PRICE        OFFERING              REGISTRATION
      REGISTERED                 REGISTERED(1)          PER SHARE          PRICE(2)                   FEE
      ----------                 -------------          ---------          --------                   ---
     Class A Common Stock,      185,000 shares           (2)(3)           $6,903,500                $1726.00
     $.01 par value

(1) The OshKosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan, as amended (the "Plan"), provides for adjustment of the number of shares issuable thereunder in the event of certain changes affecting the registrant's common stock. This registration statement therefore covers, in addition to the above stated 185,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment. The shares covered by the Plan may be issued upon the exercise of stock options granted in accordance with the terms of the Plan. Subject to adjustment as referred to above, a total of 325,000 shares are reserved for issuance pursuant to the Plan. As described below, 140,000 of such shares were registered by an earlier registration statement.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon (i) the aggregate exercise price for the 30,000 shares underlying options granted on May 4, 2001 at an exercise price of $28.875 per share and (ii) as to the remaining 155,000 shares registered hereby, $38.65 per share, which is the average of the high and low sales prices of the registrant's common stock as reported on the Nasdaq National Market on November 23, 2001.

(3) In accordance with the terms of the Plan, the actual offering price for shares of the registrant's common stock covered by an option shall not be less than 100% of the fair market value of such stock on the date the option is granted.

                                    * * * * *

         This registration statement registers additional securities relating to the OshKosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan, as amended, for which an earlier registration statement on Form S-8 (Registration No. 333-01053), filed on February 20, 1996, registering 140,000 shares, is and shall remain effective until the remaining shares registered thereby are sold. (That registration statement initially registered 70,000 shares, which amount was increased automatically to 140,000 shares pursuant to a two-for-one stock split effected by the registrant in September 1998.) The registrant has elected to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities for an employee benefit plan for which an earlier S-8 registration is effective.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a Registration Statement filed on Form S-8 relating to the same employee benefit plan is effective, the contents of the following document filed by OshKosh B'Gosh, Inc. (the "Registrant") with the Securities and Exchange Commission (Commission File No. 0-13365) are incorporated herein by reference:

         - The Registrant's Registration Statement on Form S-8 filed on February 20, 1996 (Registration No. 333-01053) relating to the Registrant's 1995 Outside Directors' Stock Option Plan.

ITEM 8.  EXHIBITS.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin, on November 27, 2001.

                                          OshKosh B'Gosh, Inc.
                                          (Registrant)

                                          By:/s/ David L. Omachinski
                                             -----------------------------------
                                             David L. Omachinski
                                             Vice President, Finance, Treasurer
                                             and Chief Financial Officer

                                  ------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas W. Hyde, Michael D. Wachtel and David L. Omachinski, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

                                  ------------

/s/ Douglas W. Hyde                                         /s/ Steven R. Duback
-------------------------------------------------------     -------------------------------------------------------
         Douglas W. Hyde, Chairman of the Board,                    Steven R. Duback, Secretary and Director
          President and Chief Executive Officer
              (Principal Executive Officer)



/s/ Michael D. Wachtel                                      /s/ William F. Wyman
-------------------------------------------------------     -------------------------------------------------------
      Michael D. Wachtel, Executive Vice President,                 William F. Wyman, Vice President-Domestic
          Chief Operating Officer and Director                              Licensing and Director


/s/ David L. Omachinski
-------------------------------------------------------
      David L. Omachinski, Vice President, Finance,
         Treasurer and Chief Financial Officer,
                      and Director
              (Principal Financial Officer
            and Principal Accounting Officer)

         *Each of these signatures is affixed as of November 27, 2001.

                              OSHKOSH B'GOSH, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-13365)
                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT                                                   INCORPORATED HEREIN                      FILED
NUMBER            DESCRIPTION                             BY REFERENCE TO                        HEREWITH
------            -----------                             ---------------                        --------
5                 Opinion of Counsel                                                                 X

23.1              Consent of Ernst & Young LLP                                                       X

23.2              Consent of Counsel                                                           Contained in
                                                                                                 Exhibit 5

24                Powers of Attorney                                                          Signature Page
                                                                                                  to this
                                                                                          Registration Statement

99                OshKosh B'Gosh, Inc.                    Exhibit B to the
                  1995 Outside Directors'                 Registrant's
                  Stock Option Plan (as                   2001 Annual
                  amended and restated)                   Meeting Proxy
                                                          Statement dated
                                                          March 28, 2001
